Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), is made as of July 28, 2026 (the “Effective Date”), by and among LogicMark, Inc. a Nevada corporation (the “Company”), and White Lion Capital LLC, a Nevada limited liability company (the “Purchaser”).

The parties hereby agree as follows:

1. Purchase and Sale of Preferred Stock.

1.1 Sale and Issuance of Preferred Stock.

(a) The Company shall adopt and file with the Secretary of State of the State of Nevada on or before the Closing (as defined below) the certificate of designation (the “Certificate of Designation”) in the form of Exhibit A attached to this Agreement.

(b) Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to Purchaser at the Closing, 250,000 shares of Series J Preferred Stock, $0.0001 par value per share (the “Preferred Shares”) at a purchase price of $1.00 per share (the “Purchase Price”). Such Preferred Shares shall be convertible into Common Shares (as defined below) (the Common Shares issuable upon the conversion of the Preferred Shares, collectively, the “Conversion Shares”). The Preferred Shares and the Conversion Shares are collectively referred to herein as the “Securities.”

1.2 Closing; Delivery.

(a) The purchase and sale of the Preferred Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures, on the date of this Agreement at such time as is mutually agreed upon, orally or in writing, by the Company and the Purchaser (the “Closing Date”).

(b) At the Closing, the Company shall deliver to Purchaser a certificate representing the Preferred Shares being purchased by Purchaser at the Closing against payment of the Purchase Price therefor by wire transfer to a bank account designated by the Company.

(c) At the Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

1.3 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Common Share Equivalents” means any securities of the Company or the Company’s subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

(d) “Lock-Up Agreement” means the Lock-Up Agreement among the Company and the Purchaser, dated as of the date of the Closing.

(e) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(f) “Rule 144” has the meaning set forth in Section 3.5 hereof.

(g) “SEC” means the United States Securities and Exchange Commission.

(h) “SEC Reports” has the meaning set forth in Section 2.9 hereof.

(i) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(j) “Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the over-the-counter market operated by the OTC Market Group, Inc., the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

(k) “Transaction Agreements” means this Agreement, Registration Rights Agreement, the Lock-up Agreement, the Transfer Agent Instruction Letter, and the Voting Agreement.

(l) “Transfer Agent Instruction Letter” shall have the meaning assigned to such term in Section 4.4.

(m) “Voting Agreement” means the Voting Agreement among the Company, the Purchaser and certain other stockholders of the Company, dated as of the date of the Closing.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser that:

2.1 Organization and Qualification. The Company is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Agreements or any other agreements or instruments to be entered into in connection herewith or therewith, or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Agreements; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement; (vi) any changes in applicable Laws or accounting rules, including GAAP; or (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement.

2.2 Organizational Documents. The Company has furnished to the Purchaser true, correct, and complete copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”) and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”).

2.3 Capitalization. The authorized capital of the Company consists, immediately prior to the Closing, of (i) 80,000,000 shares of preferred stock, $0.0001 par value, of which one share is issued and outstanding and (ii) 800,000,000 shares of common stock, $0.0001 par value (the “Common Shares”), of which 906,059 are issued and outstanding. All of the outstanding shares of capital stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The capitalization of the Company as of the end of the period covered by its most recently filed periodic report under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) was set forth in such periodic report. The Company has not issued any securities since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of Common Shares to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Share Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. Except as set forth in the SEC Reports, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Agreements. Except as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional Common Shares or Common Share Equivalents. The issuance and sale of the Securities will not obligate the Company to issue any Common Shares or other securities to any Person (other than the Purchaser). Except as set forth in the SEC Reports, there are no outstanding securities or instruments of the Company with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company. Except as set forth in the SEC Reports, there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company (the “Board of Directors”) or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

2.4 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.5 Authorization. All corporate action required to be taken by the Board of Directors and the Company’s stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Preferred Shares at the Closing, has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Preferred Shares has been taken. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.6 Valid Issuance of Shares. The Preferred Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 2.9 of this Agreement and subject to the filings described in Section 2.7 below, the Preferred Shares will be issued in compliance with all applicable federal and state securities laws.

2.7 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 2.9 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, which have been made or will be made in a timely manner.

2.8 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.9 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such materials) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such Financial Statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited Financial Statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. No other information provided by or on behalf of the Company to the Purchaser which is not included in the SEC Reports contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the Financial Statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

2.10 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth in the SEC Reports, to the knowledge of the Company, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its business, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

2.11 Compliance with Other Instruments. The Company is not in violation or default (i) of any provision of its articles of incorporation, any certificate of designation, or bylaws, (ii) of any instrument, judgement, order, writ, or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) to its knowledge, of any provision of state statute, rule, or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.12 Sarbanes-Oxley; Internal Accounting Controls. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. Except as set forth in the SEC Reports, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the SEC Reports, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Except as set forth in the SEC Reports, the Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as set forth in the SEC Reports, since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company.

2.13 Registration Rights. Other than the Purchaser, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

2.14 Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Shares have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market, which has not been resolved to the Trading Market’s satisfaction. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

2.15 Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Agreements, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

2.16 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Agreements, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

2.17 No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

2.18 Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports sets forth as of the date thereof all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness.

2.19 Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, subject to permitted extensions (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

2.20 Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of Foreign Corrupt Practices Act.

2.21 Accountants. The Company’s accounting firm is BPM LLP. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements included in the Company’s Annual Report for the fiscal year ending December 31, 2025.

2.22 Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Agreements and the transactions contemplated thereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Agreements and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Agreements and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Agreements has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

2.23 Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by the Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) Purchaser, and counter-parties in “derivative” transactions to which Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Shares, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Agreements.

2.24 Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

2.25 Stock Option Plans. Each stock option granted by the Company under the Company’s incentive equity plan was granted (i) in accordance with the terms of the Company’s incentive equity plan and (ii) with an exercise price at least equal to the fair market value of the Common Shares on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s incentive equity plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its financial results or prospects.

2.26 Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

2.27 No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

2.28 No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, nor to the best of the Company’s knowledge, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder.

2.29 Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

2.30 Notice of Disqualification Events. The Company will notify the Purchaser in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

3.1 Organization and Qualification. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable against Purchaser in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Preferred Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Preferred Shares. The Purchaser has not been formed for the specific purpose of acquiring the Preferred Shares.

3.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Preferred Shares with the Company’s management. The Purchaser is not relying on any representations and warranties made by (i) the Company which are not set forth herein, or (ii) any other Person. The Purchase further understands and acknowledges that it is in possession of material, non-public information regarding certain matters as set forth in Schedule I attached hereto. The Purchaser understands and acknowledges that, until such time as the Company files the MNPI Current Report (as defined below) disclosing the information set forth on Schedule I hereto, the Purchaser agrees to keep such information confidential and will not trade in securities of the Company while in possession of such non-public information until such non-public information is disclosed as set forth in Section 4.9 below.

3.4 No Public Sale or Distribution. The Purchaser is acquiring the Preferred Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act; provided, however, by making the representations herein, the Purchaser does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. The Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws.

3.5 Transfer or Resale. The Purchaser understands, that except as provided in the Registration Rights Agreement, the Preferred Shares not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned, or transferred unless (A) subsequently registered thereunder, (B) the Purchaser shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Preferred Shares to be sold, assigned, or transferred may be sold, assigned, or transferred pursuant to an exemption from such registration, or (C) the Purchaser provides the Company with reasonable assurance that such Preferred Shares can be sold, assigned, or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”) and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale, or assignment of the Securities hereunder, and the Purchaser effecting a pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Agreement.

3.6 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.7 Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Preferred Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Preferred Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Preferred Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Preferred Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.8 No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Preferred Shares.

3.9 Exculpation. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

3.10 Big Boy Representations. The Purchaser understands and acknowledges that the Company is in possession of non-public information about the Company, its securities and its financial statements that may or may not be material or superior to information available to the Purchaser (the “Non-Public Information”) and each Purchaser has waived any right to receive such Non-Public Information. Each Purchaser further understands and acknowledges that the Company has not published its financial statements as of and for the six-months period ending June 30, 2026 and acknowledges its rights and obligations under this Agreement are without any reliance on the Company providing any such Non-Public Information. The Purchaser hereby waives any claim, or potential claim, it has or may have against the Company and any its Affiliates relating to the Company’s possession of the Non-Public Information.

4. Covenants.

4.1 Registration Statement. The Company shall file with the SEC, within ninety (90) days of the Closing Date, a registration statement on Form S-1 covering the offering and resale of the Conversion Shares (the “Registration Statement”) pursuant to the Registration Rights Agreement. If such Registration Statement is not filed within ninety (90) days of the Closing Date, such failure shall constitute an Event of Default pursuant to Section 8.1(G) of the Certificate of Designation.

4.2 Reservation of Shares. So long as the Preferred Shares remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 300% of the maximum number of Common Shares issuable upon conversion of the Preferred Shares (the “Required Reserve Amount”); provided that at no time shall the number of Common Shares reserved pursuant to this Section 4.2 be reduced other than proportionally in connection with any conversion and/or redemption, as applicable of the Preferred Shares. If, at any time, the number of Common Shares authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Agreements, in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

4.3 Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares in which the Company shall record the name and address of the Person in whose name the Preferred Shares have been issued (including the name and address of each transferee), the principal amount of the Preferred Shares held by such Person and the number of Conversion Shares issuable pursuant to the terms of the Preferred Shares. The Company shall keep the register open and available at all times during business hours for inspection of the Purchaser or its legal representatives.

4.4 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) in a form reasonably acceptable to the Purchaser (the “Transfer Agent Instruction Letter”) to issue certificates or credit shares to the applicable balance accounts at Nevada Agency and Transfer Company, registered in the name of the Purchaser or its nominee(s), for the Conversion Shares in such amounts as specified from time to time by the Purchaser to the Company upon conversion of the Preferred Shares. The Company represents and warrants that it will not give any instructions to its transfer agent that would prevent or delay the issuance of Securities in accordance with the Transfer Agent Instruction Letter or the transfer of the Securities, except for instructions required by applicable law or court order, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Agreements. If the Purchaser effects a sale, assignment, or transfer of the Securities in accordance with Section 3.5 the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at the Transfer Agent in such name and in such denominations as specified by the Purchaser to effect such sale, transfer or assignment. If such sale, assignment, or transfer involves Conversion Shares sold, assigned, or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to the Purchaser, assignee or transferee (as the case may be) without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.4 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.4, that the Purchaser shall be entitled, in addition to all other available remedies, to an order or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Transfer Agent Instruction Letter to the Company’s transfer agent on each date that an applicable Registration Statement has been declared effective by the SEC. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

4.5 Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, or broker’s commissions (other than for Persons engaged by the Purchaser) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Purchaser confirms such payment of fees has been received by Purchaser prior to execution of this Agreement and no such additional fee payments to be paid by the Company are outstanding Except as otherwise set forth in the Transaction Agreements, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Purchaser.

4.6 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in the Section 4.6, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.6, of a legend on any of the Securities in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c) Certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth in Section 4.6(b) hereof), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Common Shares pursuant to Rule 144, (iii) if such Conversion Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Conversion Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by the Purchaser. If all or any portion of the Preferred Shares are exercised at a time when there is an effective registration statement to cover the resale of the Conversion Shares, or if such Conversion Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Conversion Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Preferred Shares or Conversion Shares or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such Conversion Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by Purchaser to the Company or the Transfer Agent of a certificate representing Conversion Shares, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Shares as in effect on the date of delivery of a certificate representing Conversion Shares, issued with a restrictive legend.

(d) In addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Conversion Shares (based on the VWAP of the Common Shares on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after the Legend Removal Date) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by the Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Purchaser purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of Common Shares, or a sale of a number of Common Shares equal to all or any portion of the number of Common Shares that the Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Common Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Conversion Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Shares on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Conversion Shares and ending on the date of such delivery and payment under this clause (ii).

(e) Purchaser agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.6 is predicated upon the Company’s reliance upon this understanding.

4.7 Furnishing of Information; Public Information.

Until the time that Purchaser owns no Securities, the Company covenants to maintain the registration of the Common Shares under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.8 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.9 Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 8-K (the “Transaction Agreement Current Report”), disclosing the material terms of the transaction contemplated hereby and including the Transaction Agreements as exhibits thereto, with the SEC within the time required by the Exchange Act. In addition, Purchaser acknowledges that it is in possession of material, non-public information set forth in Schedule I hereto. Upon the occurrence of the events set forth in Schedule I hereto, the Company shall file a Current Report on Form 8-K (the “MNPI Current Report” and together with the Transaction Agreement Current Report, the “Current Reports”) including relevant material disclosure with respect to the information set forth in Schedule I hereto, with the SEC within the time required by the Exchange Act. From and after the filing with the SEC of the Current Reports, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company, or any of its officers, directors, employees, Affiliates or agents, in connection with the transactions contemplated by the Transaction. In addition, effective upon the last date of filing with the SEC of the Current Reporst on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, or any of its officers, directors, agents, employees, Affiliates or agents, on the one hand, and the Purchaser or any of its Affiliates on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company and Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Purchaser, or without the prior consent of Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser, or include the name of Purchaser in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Agreements with the SEC and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchase with prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with Purchaser regarding such disclosure.

4.10 Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Agreements or under any other agreement between the Company and the Purchaser.

4.11 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Agreements and with respect to the information set forth in Schedule I attached hereto, which shall be disclosed pursuant to Section 4.9, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto Purchaser shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential. The Company understands and confirms that Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, or any of its officers, directors, agents, employees or Affiliates delivers any material, non-public information to Purchaser without Purchaser’s consent, the Company hereby covenants and agrees that Purchaser shall not have any duty of confidentiality to the Company, or any of its officers, directors, employees, Affiliates or agents, or a duty to the Company, or any of its officers, directors, employees, Affiliates or agents, not to trade on the basis of, such material, nonpublic information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Agreement constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously with the delivery of such notice file such notice with the SEC pursuant to a Current Report on Form 8-K. The Company understands and confirms that Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.12 Indemnification of Purchaser. Subject to the provisions of this Section 4.12, the Company will indemnify and hold Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Agreements or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Agreements (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Agreements or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations in this Agreement or in the other Transaction Agreements. The indemnification required by this Section 4.12 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.13 Listing of Common Shares. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Shares on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Conversion Shares on such Trading Market and promptly secure the listing of all of the Conversion Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Shares traded on any other Trading Market, it will then include in such application all of the Conversion Shares, and will take such other action as is necessary to cause all of the Conversion Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.14 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Purchaser.

4.15 Lock-Up Agreements. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

4.16 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Shares, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Agreements, including, without limitation, its obligation to issue the Preferred Shares pursuant to the Transaction Agreements, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.17 Capital Changes. Until the earlier of (a) the one year anniversary of the Effective Date or (b) until such time as the Purchaser owns no Securities, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Shares without the prior written consent of the Purchaser holding a majority in interest of the Preferred Shares other than a reverse stock split that is required, in the good faith determination of the Board of Directors, to maintain the listing of the Common Shares on the Trading Market.

5. Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Preferred Shares to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Purchaser with prior written notice thereof:

5.1 The Purchaser shall have executed each of the other Transaction Agreements to which it is a party and delivered the same to the Company.

5.2 The Purchaser shall have delivered to the Company the Purchase Price for the Preferred Shares and by wire transfer of immediately available funds.

5.3 The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.

6. Conditions to the Purchaser’s Obligation to Purchase. The obligation of the Purchaser hereunder to purchase the Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

6.1 The Company shall have duly executed and delivered to the Purchaser each of the Transaction Agreements to which it is a party and delivered the same to the Purchaser.

6.2 The Company shall have delivered to the Purchaser a copy of the Transfer Agent Instruction Letter, in the form acceptable to the Purchaser, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

6.3 The Company shall have delivered to the Purchaser a certificate evidencing (i) the formation and good standing of the Company in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing and (ii) the filing of the Certificate of Designation.

6.4 The Company shall have delivered to the Purchaser a certificate, in the form acceptable to the Purchaser, executed by the principal executive officer of the Company and dated as of the Closing Date, as to (i) the resolutions consistent adopted by the Company’s board of directors in a form reasonably acceptable to the Purchaser, (ii) the Articles of Incorporation of the Company, and (iii) the Bylaws of the Company.

6.5 Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing.

6.6 The Company shall have delivered to the Purchaser such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.

7. Miscellaneous.

7.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law. This Agreement shall be governed by the internal law of the State of Nevada, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Nevada.

7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient), or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be as follows:

If to the Company:

LogicMark, Inc.

2801 Diode Lane

Louisville, KY 40299

Telephone: 502-442-7911

Attention: Mark Archer

E-Mail: [***]

With a copy (not constituting notice) to:

David E. Danovitch, Esq.

Sullivan & Worcester LLP

1251 Avenue of the Americas, 19th Floor

New York, New York 10019

E-Mail: [***]

If to the Transfer Agent:

NATCO

50 West Liberty Street, Suite 850

Reno, NV 89501

Telephone: (775) 322-7861

Attention: Tiffany Baxter

Email: [***]

If to Purchaser:

White Lion Capital LLC

21031 Ventura Blvd., Suite 920
Encino, CA 91316
Attention: Yash Thukral, Managing Director
E-mail: [***]

With a copy (not constituting notice) to:

Marc A. Indeglia, Esq.

Glaser Weil Fink Howard Jordan & Shapiro LLP

10250 Constellation Boulevard, 19th Floor

Los Angeles, CA 90067

Email: [***]

Any party hereto may from time to time change its address or email for notices under this Section 7.5 by giving prior written notice of such changed address to the other party hereto

7.6 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.7 Costs of Enforcement. Each party will bear its own costs in respect of any disputes arising under this Agreement.

7.8 Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 7.8 shall be binding upon the Purchaser and any transferee of the Preferred Shares (or the Conversion Shares), each future holder of all such securities, and the Company.

7.9 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.11 Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

7.12 Dispute Resolution. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Clark County, Nevada before a single arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

7.13 Equitable Relief. The Company recognizes that if it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchaser. The Company therefore agrees that the Purchaser shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. In addition to being entitled to exercise all rights provided herein or granted by law, both parties will be entitled to specific performance under the Transaction Agreements. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Agreements and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.14 No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Preferred Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the Closing Date, such Agreement being effective as of the Closing Date.

LogicMark, Inc

By:	/s/ Mark Archer
Name:	Mark Archer
Title:	Chief Financial Officer

White Lion Capital LLC

By:	/s/Sam Yaffa
Name:	Sam Yaffa
Title:	Managing Director

Signature Page to Securities Purchase Agreement

Exhibit A

CERTIFICATE OF DESIGNATION

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

SCHEDULE I